Exhibit 99.16

FORM OF

PURCHASE RIGHTS EXERCISE NOTICE

Pursuant to the Transactions Described in the Agreement and Plan of Merger and Combination, dated March 16, 2007, by and between Clayton Acquisition Corporation (“New Esmark”), Wheeling-Pittsburgh Corporation (“Wheeling-Pittsburgh”), Wales Merger Corporation, Esmark Incorporated and Clayton Merger, Inc. as amended October 22, 2007 (the “Agreement”), and in Accordance with the Wheeling-Pittsburgh Election Form (the “Election Form”). The Terms and Conditions of the Agreement are Incorporated Herein by Reference.

THE PURCHASE RIGHTS WILL EXPIRE AT 5:00 p.m., PITTSBURGH TIME ON

November     , 2007

(THE “EXPIRATION DATE”).

This Exercise Notice must be completed and returned to the Subscription Agent at one of its addresses set forth below.

The Subscription Agent for the Purchase Rights is:

Computershare Inc.

By Mail:

Computershare

Wheeling-Pitt/Esmark Transaction

Attn: Corp Actions

P.O. Box 859208

Braintree, MA 02185-9208

By Overnight Delivery:

Computershare

Wheeling-Pitt/Esmark Transaction

Attn: Corp Actions

161 Bay State Drive

Braintree, MA 02184

Delivery of this Exercise Notice to an address other than as set forth above will not constitute a valid exercise of the Purchase Rights.

Other Information:

Questions or requests for assistance may be directed to

Innisfree M&A Incorporated (the “Information Agent”)

by telephone at 888-750-5834.

YOU MAY NOT TRANSFER OR SELL THE PURCHASE RIGHTS

REGISTERED OWNER:

ADDRESS:

NUMBER OF PURCHASE RIGHTS:

PURCHASE RIGHTS EXERCISE NOTICE

The undersigned has elected to receive and/or is entitled to exercise rights to purchase (“Purchase Rights”) shares of common stock of New Esmark (“Shares”) in accordance with transactions described in the Agreement and Plan of Merger and Combination, dated March 16, 2007, by and between New Esmark, Wheeling-Pittsburgh Corporation (“Wheeling-Pittsburgh”), Wales Merger Corporation, Esmark Incorporated and Clayton Merger, Inc. as amended October 22, 2007 (the “Agreement”), subject to the terms and conditions set forth herein, and in accordance with the Wheeling-Pittsburgh Corporation Election Form (the “Election Form”) pursuant to which the undersigned elected to receive stock purchase rights as merger consideration in connection with the Agreement. The terms and conditions of the Agreement and the Election Form are incorporated herein by reference.

THE UNDERSIGNED HEREBY NOTIFIES THE SUBSCRIPTION AGENT OF ITS IRREVOCABLE ELECTION TO EXERCISE ITS PURCHASE RIGHTS AND SUBSCRIBE FOR SHARES IN THE FOLLOWING AMOUNT SUBJECT TO PRORATION OF PURCHASE RIGHTS EXERCISES AND THE COMPLETION OF THE COMBINATION:

I apply for [                    ] Shares x $19.00 (Subscription Price)

Total Amount of Payment Enclosed [$                    ]

IN THE EVENT THAT PURCHASE RIGHTS EXERCISES ARE SUBJECT TO PRORATION PURSUANT TO THE AGREEMENT, YOU WILL BE DEEMED TO HAVE EXERCISED PURCHASE RIGHTS TO THE FULLEST EXTENT OF THE PURCHASE RIGHTS ALLOCATED TO YOU AND THE PAYMENT TENDERED. ANY REMAINING AMOUNT SHALL BE RETURNED TO YOU BY MAIL WITHOUT INTEREST OR DEDUCTION PROMPTLY AFTER THE CLOSE OF THE EXERCISE PERIOD.

IN THE EVENT THAT THE COMBINATION IS NOT COMPLETED, ANY PAYMENT SUBMITTED BY YOU SHALL BE PROMPTLY RETURNED TO YOU BY MAIL WITHOUT INTEREST OR DEDUCTION.

METHOD OF PAYMENT:

Certified check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “Computershare Inc., as Subscription Agent.”

DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of New Esmark common stock to be delivered to an address different from that shown on the face of this Exercise Notice, please enter the alternate address below.

Address: ___________________________________

___________________________________________

By signing this form, you agree to the terms, conditions and statements set forth on this Exercise Notice:

Subscriber:

Signature

Signature of co-owner, if any

All registered owners must sign.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exercise Notice

1. Exercise of Purchase Rights. Any stockholder of New Esmark who validly elected to receive Purchase Rights in the combination of Wheeling-Pittsburgh and Esmark desiring to exercise such Purchase Rights should either:

(a) complete this Exercise Notice, or a facsimile thereof, and send the properly completed and executed Exercise Notice together with the applicable Subscription Price to the Subscription Agent prior to the Expiration Date; or

(b) request that stockholder’s bank, broker, dealer, trust company or other nominee effect the transaction for that stockholder. A stockholder having shares registered in the name of a bank, broker, dealer, trust company or other nominee must contact that person if that stockholder desires to exercise Purchase Rights for those shares.

2. Payments. Payments will be deemed to have been received by the Subscription Agent only upon receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or other certified funds.

3. Guarantee of Signatures. A signature guarantee is required on the Exercise Notice if the stockholder has completed the box entitled “Delivery to Different Address” on the Exercise Notice. A signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc.

4. Expiration Date. The Purchase Rights expire on 5:00 p.m. Pittsburgh time November     , 2007 (the “Expiration Date”).

5. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Exercise Notice will be determined by the Subscription Agent in its sole discretion, whose determination shall be final and binding, subject to applicable law. New Esmark reserves the absolute right to reject any Exercise Notice that it determines not to be in proper form. New Esmark also reserves the absolute right, in its sole discretion, to waive any defect or irregularity in any Exercise Notice of any particular subscriber, and New Esmark’s interpretations of the terms and conditions of the Agreement and these instructions will be final and binding. Unless waived, defects or irregularities in connection with any subscription must be cured within such time as New Esmark shall determine. This Exercise Notice will not be deemed to have been exercised until all defects and irregularities have been cured or waived and the purchase price received by the Subscription Agent. None of New Esmark, the Subscription Agent, or any other person shall be obligated to give notice of defects or irregularities in any Exercise Notice, nor shall any of them incur any liability for failure to give any such notice.

6. Exercise Void if the Combination is Not Completed. Any exercise of Purchase Rights will be void and of no effect if the combination of Wheeling-Pittsburgh and Esmark is not completed for any reason, and in such event, the Subscription Agent will return any payments it had received previously to the person who submitted such payment without interest or deduction as promptly as practicable by mail.

7. Excess Payments. The exercise of Purchase Rights is subject to proration, as described in the Proxy Statement and in the Agreement. Promptly after the Expiration Date, the Subscription Agent will mail to each stockholder whose exercise of Purchase Rights is effected by proration an excess amount, without interest or deduction, received in payment of the Subscription Price that are subscribed for by such stockholder but not allocated to such stockholder pursuant to exercises under the Agreement.

8. Form W-9. If the registered account does not have an accurate or updated taxpayer identification number (“TIN”), we have enclosed a Form W-9 with the Exercise Notice. If we did not include a Form W-9 and the purchased shares are to be issued in the same name, you need take no further action to certify the TIN for the registered account. Under U.S. federal income tax law, any person submitting the Exercise Notice who has not previously certified the TIN relating to the registered account must provide to the Subscription Agent and New Esmark his, her or its correct TIN, and certify that such TIN is true, correct and complete, on the enclosed Form W-9. The TIN to be provided is that of the person submitting the Exercise Notice. The TIN for an individual is generally his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Subscription Agent.

The signature and date endorsed on Form W-9 will serve to certify that the TIN and withholding information provided in such Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional instructions.

IMPORTANT: THIS EXERCISE NOTICE (OR A MANUALLY SIGNED FACSIMILE HEREOF), TOGETHER WITH THE PAYMENT OF THE PURCHASE PRICE FOR THE SHARES AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE.

DELIVERY OF THIS EXERCISE NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ON THE FIRST PAGE OF THIS EXERCISE NOTICE WILL NOT CONSTITUTE A VALID DELIVERY TO THE SUBSCRIPTION AGENT.

PURCHASE RIGHTS MAY ONLY BE EXERCISED BY A STOCKHOLDER WHO MADE A VALID ELECTION FOR SUCH RIGHTS ON THE ELECTION FORM DELIVERED TO WHEELING-PITTSBURGH STOCKHOLDERS IN CONNECTION WITH THE AGREEMENT.